Exhibit 10.7(c)

                              AMENDMENT NO. 2
                                    TO
               SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDMENT NO. 2, dated as of November 10, 1993, is between Concurrent Computer Corporation (the "Company"), Fleet
Bank of Massachusetts, N.A. ("Fleet") and CIBC Inc. (the
"Lenders").

     WHEREAS, the parties have decided to amend the Second Amended and Restated Credit Agreement dated as of July 21, 1993, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of September 28, 1993 (the "Credit Agreement") between the Company, the Lenders and Fleet, as Agent for the Lenders by, among other things, providing for the issuance by Fleet to the Company of three standby letters of credit;

     NOW, THEREFORE, the Company and, pursuant to Section 12.04 of the Credit Agreement, the Lenders hereby agree as follows:

     1. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     2.   The Credit Agreement is amended by adding the following
Section 3A at the end of Section 3:
"Section 3A.  Standby L/C's.

               (i)  Issuance Procedures.  The Company may
          request, and Fleet will issue three standby letters of credit in favor of The Industrial
          Bank of Japan Limited, The Sumitomo Bank and
          The Mitsubishi Bank Limited in the respective amounts of $1,800,000, $800,000 and $400,000 with respective expiration dates of June 30, 1995 (the "Standby L/C's") provided that on or before November 15, 1993, the Company shall deliver to Fleet standby letter of credit applications and agreements (which, together with all schedules and exhibits thereto, shall be in form and substance satisfactory to Fleet and its counsel) and such other certificates, documents and other papers and information as Fleet may reasonably request. Provided the Company delivers to Fleet the above-described documents on or before the foregoing date and no Event of Default exists, Fleet shall issue the Standby L/C's on or before November 19, 1993.

               (ii) Drawing and Reimbursement.   The
          payment by Fleet of a draft drawn under any Standby L/C shall constitute an "L/C Advance."
          Upon written demand by Fleet to CIBC, CIBC shall purchase from Fleet, and Fleet shall sell and assign to CIBC, a percentage of such L/C
          Advance equal to the product of the Advance and CIBC's pro rata interest in the outstanding principal due under the Term Loans, by paying
          Fleet an amount equal to such product.  The
          Company hereby agrees to any such sale and assignment. CIBC agrees to purchase its pro rata share of any L/C Advance on (a) the Banking Day on which demand therefor is made by Fleet, provided that notice of such demand is given not later than 1:00 p.m. (Boston time) on such Banking Day or (b) the first Banking Day next succeeding such demand if notice of the demand is given after such time and in each case such obligation shall be absolute and unconditional, notwithstanding the occurrence or continuation of an Event of Default. In the event CIBC shall not have so purchased its pro rata share of an L/C Advance in a timely fashion, CIBC agrees to pay Fleet interest at the Federal Funds Rate on its pro rata share thereof for each day from the date of demand by Fleet until the date such amount is paid to Fleet.

               (iii)     Fees.  In connection with the
          issuance of the Standby L/C's, the Company shall pay to (a) Fleet its transactional fees at Fleet's customary rate (not to exceed $150 per Standby L/C), and (b) the Agent (for the account of Fleet and CIBC in accordance with their respective pro rata interests in the Term
          Loans), three percent per annum on the face amount of the Standby L/C's, payable quarterly in arrears.

               (iv) Repayment.   On the date of an L/C
          Advance, the Company shall repay Fleet (for its account and for the account of CIBC to the extent CIBC has purchased a pro rata share of such Advance) the outstanding amount of such Advance. In the event the Company fails to so pay Fleet on such date, until repayment of the subject L/C Advance, the Company shall pay to Fleet (for its account and for the account of CIBC to the extent CIBC has purchased a pro rata share of such Advance) interest on such amount at the Post-Default Rate.

               (v)  Obligations Absolute, etc.  The
          obligations of the Company under this
          Agreement, any standby letter of credit
          agreement and any other agreement or instrument relating to any Standby L/C (a) shall be unconditional and irrevocable, (b) constitute
          "Secured Obligations" (as defined in the Amended Security Agreement and the Pledge
          Agreements), and (c) are secured by the
          Mortgage."

     3. Section 4.01 of the Credit Agreement is amended by adding the following to the end of such Section:

          "Notwithstanding the foregoing, for the
          period November 30, 1993 through February 28,
          1994, the Company may elect to defer a total of four monthly principal installments, provided on the last Banking Day of any such month for which the Company elects to so defer a monthly installment, the Company certifies in writing to Fleet and CIBC that as of the third Friday of such month, the aggregate of the Company's cash and cash equivalents is less than $11,687,500. The
          Company covenants that on April 1, 1994, the aggregate of the principal balance of the Term Loans and the face amount of the outstanding Standby L/C's shall not exceed
          $25,312,500."

     4. Section 4.04(d) of the Credit Agreement is amended by adding the following sentence at the end of such subsection:

          "The Company shall pay to Fleet and CIBC such amount or amounts as shall be sufficient (in the reasonable opinion of the Lenders) to compensate the Lenders for any loss, cost or expense in connection with the payment or prepayment of the Term Loans on a date prior to the end of any Interest Period if the Term
          Loans on the date of such payment or
          prepayment are subject to a Eurodollar Rate."

     5. Section 4.03 of the Credit Agreement is amended by adding subsection (g) to such Section:

          "(g) November 1993 Prepayment, etc.  Within seven
               Banking Days of the issuance of the Standby
               L/C's, CNC shall pay to the Company
               $3,000,000 of the intercompany obligations due to the Company from CNC, and the Company shall prepay the Term Loans by $3,000,000.

     6. Other than with respect to Sections 8.04, 8.05, 8.12, 9.27, 9.28, 9.29 and 9.33 of the Credit Agreement, the Company represents and warrants that (a) the representations and warranties set forth in the Credit Agreement are true and accurate as of the date hereof, and (b) no Specified Event exists. Notwithstanding the foregoing, the Company represents and warrants that except with regard to liens on account of alleged outstanding New Jersey franchise taxes, the representations and warranties contained in Section 8.05 of the Credit Agreement are true and accurate as of the date hereof.

     7. On or before December 31, 1993, the Company shall pay in full (and provide the Agent with satisfactory evidence of such payment) all outstanding New Jersey franchise taxes and related interest and penalties determined to be outstanding, due and payable.

     8. This Amendment No. 2 only shall be effective upon the Agent's receipt of (a) an originally executed officer's certificate from the Secretary of the Company in a form acceptable to the Agent certifying, among other things, incumbency and the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment No. 2, and (b) an original certificate from the Delaware Secretary of State dated on or after November 1, 1993 certifying the Company's good standing and legal existence.

     9. Except as otherwise expressly provided above, all terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the other parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this Amendment
No. 2 to be duly executed as of the date first above written.

                              CONCURRENT COMPUTER CORPORATION

By:_____________________________________

                              FLEET BANK OF MASSACHUSETTS, N.A.

By:_____________________________________

                              CIBC Inc.
By:______________________________________


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



                          SECTION 7.01(b)  Certificate
                          ----------------------------

     I, James P. McCloskey, Vice President of Concurrent Computer

Corporation, pursuant to Section 7.01(b) of the Second Amended and Restated Credit Agreement dated as of July 21, 1993 ("Credit

Agreement") between the Company and the Lenders and Agent named therein, hereby certify that (i) no Default has occurred and is continuing, and (ii) to my knowledge after reasonable inquiry,

the Company has operated through June 30, 1993 substantially in accordance with the most recent projections delivered by the

Company to the Lenders.  Unless otherwise defined herein,

capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.





                                         --------------------------------
                                         James P. McCloskey
                                         Vice President


Dated:  As of July 21, 1993